UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2009

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION / Item 7.01 REGULATION FD DISCLOSURE

Liberty Global, Inc. (Liberty Global) indirectly owns a controlling interest (50.6% as of December 31, 2008) in Telenet Group Holding NV (Telenet). Telenet, a consolidated subsidiary of Liberty Global, is a separate public company with shares listed on the Euronext Brussels Stock Exchange under the ticker symbol TNET. Telenet is a leading provider of cable television, high-speed Internet access and fixed and mobile telephony services in Belgium. The consolidated financial statements of Telenet have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (GAAP).

On April 29, 2009, and pursuant to Euronext Brussels Stock Exchange rules, Telenet publicly announced in Belgium its first quarter results for 2009 by issuing a press release. The full text of that press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Exhibit 99.1 is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.” Exhibit 99.1 refers to Telenet’s historical “EBITDA,” “Free Cash Flow” and “Net Profit, Excluding Losses on Derivatives.” EBITDA, Free Cash Flow and Net Profit, Excluding Losses on Derivatives are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission’s Regulation G.

Telenet believes that its presentation of EBITDA provides useful information to investors, as EBITDA provides a transparent view of Telenet’s recurring operations and is a key measure that is used by Telenet’s chief operating decision makers to evaluate operating performance and to decide how to allocate resources.

Telenet believes that its presentation of Free Cash Flow provides useful information to investors, as this measure can be used to gauge Telenet’s ability to service debt and fund new investment opportunities. Free Cash Flow should not be understood to represent Telenet’s ability to fund discretionary amounts, as Telenet has various mandatory and contractual obligations, including debt repayments, which are not deducted to arrive at this amount.

Telenet uses derivative instruments to hedge interest rate risk, but does not use hedge accounting to account for these instruments. As such, changes in the fair value of these derivative instruments are reflected as gains and losses in Telenet’s statements of operations in the period that such changes occur. Telenet believes that its presentation of Net Profit, Excluding Losses on Derivatives provides useful information to investors, as gains and losses on derivative instruments that arise from changes in the fair value of derivative instruments can be volatile and are not necessarily reflective of the amounts that may ultimately be required to settle Telenet’s derivative instruments. As such, Telenet believes it is useful to exclude these gains and losses for purposes of comparing its results from one period to another.

Investors should view Telenet’s EBITDA, Free Cash Flow and Net Profit, Excluding Losses on Derivatives as supplements to, and not substitutes for, operating income (loss), net profit (loss), cash flows from operating activities and other GAAP measures of income or cash flows.

A reconciliation of historical EBITDA, Free Cash Flow and Net Profit, Excluding Losses on Derivatives to the most directly comparable GAAP financial measure is presented below (amounts may not total due to rounding):

	Three months ended March 31,
	2009	2008
	in millions

EBITDA (a)	€149.2	€118.6
Depreciation and impairment	(59.1)	(45.4)
Amortization	(13.9)	(12.0)
Amortization of broadcasting rights	(2.5)	(2.3)
Costs related to stock purchase and option plans	(0.5)	(1.7)
Operating profit	€73.2	€57.2

Free Cash Flow (b)	€59.3	€34.6
Purchase and sale of derivatives	—	—
Accelerated interest payments under discounted debt instruments	—	—
Cash used in investing activities	76.5	71.4
Net cash paid for acquisitions	(0.4)	(4.5)
Net cash provided by operating activities	€135.4	€101.4

Net Profit, Excluding Losses on Derivatives (c)	€22.9	€7.3
Losses on derivatives	(14.3)	(14.1)
Net profit (loss)	€8.6	€(6.8)

(a)               Telenet defines EBITDA as operating profit + depreciation and impairment + amortization + amortization of broadcasting rights + costs related to stock purchase and option plans.

(b)              Telenet defines Free Cash Flow as net cash provided by operating activities, excluding cash related to the purchase and sale of derivatives and excluding accelerated interest payments under discounted debt instruments; less cash used in investing activities, excluding acquisitions.

(c)               Telenet defines Net Profit, Excluding Losses on Derivatives as net profit (loss), excluding net losses on changes in fair values of derivative financial instruments.

Forward-Looking Statements

          The press release appearing in Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Telenet’s 2009 annual forecast, financial and subscriber trends, and business, product and marketing strategies, and a pending transaction. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the continued use by subscribers and potential subscribers of Telenet’s services, changes in technology, regulation and competition, Telenet’s ability to achieve expected operational efficiencies and economies of scale, Telenet’s ability to generate expected revenue and operating cash flow and achieve assumed margins including, to the extent annualized figures imply forward-looking projections, continued performance comparable with the period annualized, as well as other factors that may be applicable to Telenet and its business detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any guidance and other forward-looking statement contained herein to reflect any change in Liberty Global’s or Telenet’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 29, 2009

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release